UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 6, 2004

CONCERTO SOFTWARE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-15578	02-0364368
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6 Technology Park Drive

Westford, Massachusetts 01886

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (978) 952-0200

ITEM 5:	Other Events and Required FD Disclosure

On February 6, 2004, stockholders of Concerto Software, Inc., a Delaware corporation (“Concerto”), approved and adopted the Agreement and Plan of Merger, dated as of October 7, 2003 (the “Merger Agreement”), by and among Melita International Ltd. (“Melita”), Bach Merger Sub, Inc. (“Merger Sub”), a wholly-owned subsidiary of Melita, and Concerto and the consummation of the merger as set forth therein (the “Merger”).

In connection with the Merger, each share of Concerto common stock outstanding at the effective time of the Merger (other than certain shares held by a director and shares held by stockholders who have exercised appraisal rights in accordance with Delaware law) will be converted into the right to receive $12.00 per share in cash. The closing of the Merger is subject to the satisfaction of the terms and conditions to closing set forth in the Merger Agreement. The parties intend to consummate the Merger as soon as practicable following the satisfaction of these closing conditions, which the parties expect to occur on or about Monday, February 9, 2004.

A copy of the press release announcing the stockholder approval of the Merger Agreement and the Merger, issued on February 6, 2004, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 7:	Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibits.

99.1	Press Release of Concerto Software, Inc. dated February 6, 2004
.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CONCERTO SOFTWARE, INC.

Date: February 6, 2004	By:	/s/ JAMES D. FOY

James D. Foy Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.

Exhibit 99.1	Press Release of Concerto Software, Inc. dated February 6, 2004